Exhibit 5

J.T. Cardinalli

Attorney at Law

50 W. Liberty Street, Suite 880

Reno, NV 89501

Phone (775) 322-0626 fax (775) 322-5623

June 24, 2003

Anticus International Corporation

1480 Oak Ridge Road

Kelowna, British Columbia V1W 3A9

Canada

Re:     Anticus International Corporation Registration Statement on Form SB-2 Legality Opinion

Ladies and Gentlemen:

I have acted as a counsel for Anticus International Corporation, a Nevada corporation (the "Company"), in connection with the preparation of a legality opinion for its registration statement on Form SB-2 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of 750,000 shares of the Company's common stock.

In rendering the opinion set forth below, I have reviewed: (a) the amendment No. 3 to Form SB-2 Registration Statement and the exhibits attached thereto dated June 23, 2003; (b) the Company's Articles of Incorporation and Amendments; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as I have deemed relevant.  In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to me as copies thereof.  In addition, I have made such other examinations of law and fact, as I have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, I am of the opinion that the common stock to be sold by the Company will be validly issued, fully paid and non-assessable under Nevada law.

This opinion is based on Nevada general corporate law.

I hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to me under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

Very truly yours,

/s/ J.T. Cardinalli

J.T. Cardinalli